Exhibit 99.1

3003 Tasman Drive Santa Clara, CA  95054

For release at 9:00 A.M. (EDT)	Contact:
August 12, 2003	Meghan O’Leary
(415) 512-4263

NASDAQ: SIVB

SILICON VALLEY BANCSHARES, INC. ANNOUNCES FINAL SECOND QUARTER RESULTS

SANTA CLARA, Calif. August 12, 2003—On July 17, 2003 Silicon Valley Bancshares, Inc. (NASDAQ: SIVB), parent company of Silicon Valley Bank and Alliant Partners, announced preliminary results that excluded any impact of a Statement of Financial Accounting Standards (SFAS) No. 142 goodwill impairment test on its investment-banking subsidiary, Alliant Partners, which was in process at the time of the announcement.  This impairment test, which has now been completed, resulted in a $17.0 million pre-tax charge.  Net of tax, the charge was $11.0 million.  After reflecting the impact of this impairment charge, the company realized a net loss of $0.02 per diluted common share for the second quarter of 2003.

“Alliant’s unique value as an integral part of our business strategy remains unchanged, and its performance has met our expectations,” said Ken Wilcox, president and CEO.

“We engaged two independent firms to perform separate valuations on Alliant Partners.  One analysis resulted in no goodwill impairment, however, the second analysis indicated goodwill impairment. We chose the more conservative of the two.”

Without the SFAS No. 142 analysis and resulting charge, second quarter earnings would have been as previously reported.  Complete financial statements reflecting the impact of the impairment test are included as part of this release.  With the exception of the SFAS No. 142 charge, the financial analysis remains as previously reported in the July 17, 2003 press release.

Earnings Conference Call

On August 12, 2003, the company will host a conference call at 5:00 p.m. (EDT) to discuss this announcement.  The conference call can be accessed by dialing (877) 630-8512 and referencing the passcode “Silicon Valley Bank.”  A live Webcast can be accessed at www.svb.com.  A digitized replay of this conference call will be available beginning at approximately 7:30 p.m. (EDT), on Tuesday, August 12, 2003, through 8:00 p.m. (EDT), on Saturday, August 16, 2003, by dialing (888) 566-0514.  A replay of the Webcast will also be available on www.svb.com beginning Tuesday, August 12, 2003.

About Silicon Valley Bancshares, Inc.

For 20 years, Silicon Valley Bancshares Inc., a financial holding company providing diversified financial services, has sustained its mission to provide innovative solutions to help entrepreneurs succeed. The company’s principal subsidiary, Silicon Valley Bank, serves emerging growth and mature companies in the technology and life sciences markets, as well as the premium wine industry.  Headquartered in Santa Clara, California, the company offers its clients financial products and services including commercial, investment, merchant and private banking, as well as value-added client services using its proprietary knowledge base.  Merger, acquisition and corporate partnering services are provided through the company’s investment banking subsidiary, Alliant Partners.  More information on the company can be found at www.svb.com.

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SILICON VALLEY BANCSHARES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS

CONDENSED STATEMENTS OF INCOME

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2003	2003	2002	2003	2002
Interest Income:
Loans	$38,134	$37,836	$39,652	$75,970	$77,977
Investment Securities:
Taxable	8,557	10,377	11,752	18,934	25,602
Non-Taxable	1,586	1,596	1,716	3,182	3,681
Federal Funds Sold and Securities
Purchased Under Agreement to Resell	1,129	830	591	1,959	836
Total Interest Income	49,406	50,639	53,711	100,045	108,096

Interest Expense
Deposits	2,389	2,451	4,162	4,840	9,060
Other Borrowings	317	210	476	527	961
Total Interest Expense	2,706	2,661	4,638	5,367	10,021

Net Interest Income	46,700	47,978	49,073	94,678	98,075
Provision for Loan Losses	1,162	3,384	(3,207)	4,546	219
Net Interest Income After Provision for Loan Losses	45,538	44,594	52,280	90,132	97,856

Noninterest Income:
Client Investment Fees	6,034	6,332	7,774	12,366	16,412
Corporate Finance Fees	4,641	4,144	4,424	8,785	7,386
Letter of Credit and Foreign
Exchange Income	3,128	3,503	3,575	6,631	7,352
Deposit Service Charges	3,245	2,876	2,294	6,121	4,530
Disposition of Client Warrants	1,051	1,962	681	3,013	807
Credit Card Fees	988	1,046	239	2,034	348
Investment Losses	(3,839)	(4,705)	(2,001)	(8,544)	(4,598)
Other	2,257	2,288	1,868	4,545	3,518
Total Noninterest Income	17,505	17,446	18,854	34,951	35,755

Noninterest Expense:
Compensation and Benefits	29,272	31,432	28,821	60,704	53,749
Impairment of goodwill	17,000	—	—	17,000	—
Net Occupancy	4,103	4,402	6,433	8,505	10,951
Professional Services	3,985	3,439	4,367	7,424	7,403
Furniture and Equipment	2,710	2,194	1,571	4,904	3,667
Business Development and Travel	2,296	1,616	1,933	3,912	4,056
Data Processing Services	1,392	1,091	918	2,483	1,783
Correspondent Bank Fees	1,094	1,040	608	2,134	1,315
Telephone	857	778	701	1,635	1,602
Tax Credit Fund Amortization	716	715	836	1,431	1,286
Postage and Supplies	632	584	792	1,216	1,575
Trust Preferred Securities Distributions	313	281	746	594	1,571
Other	2,833	2,536	1,292	5,369	3,378
Total Noninterest Expense	67,203	50,108	49,018	117,311	92,336

Minority Interest	2,765	3,479	1,397	6,244	3,237
(Loss) Income Before Income Taxes	(1,395)	15,411	23,513	14,016	44,512
Income Tax (Benefit) Expense	(819)	4,993	8,528	4,174	16,167
Net (Loss) Income	$(576)	$10,418	$14,985	$9,842	$28,345

Net (Loss) Income per Common Share – Basic	$(0.02)	$0.27	$0.33	$0.26	$0.63
Net (Loss) Income per Common Share – Diluted	$(0.02)	$0.26	$0.32	$0.25	$0.61

Return on Average Assets	(0.1%)	1.1%	1.6%	0.5%	1.5%
Return on Average Equity	(0.4%)	7.3%	9.3%	3.6%	8.9%
Efficiency Ratio (1)	72.9%	71.4%	68.8%	72.1%	65.4%
Weighted Average Shares Outstanding	36,735,072	39,092,153	45,389,348	37,909,333	45,283,034
Weighted Average Diluted Shares Outstanding	37,814,221	39,782,783	46,974,731	38,816,807	46,772,329

(1) Excludes impairment of goodwill

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

	For the three months ended			For the six months ended
	June 30,	March 31	June 30,	June 30,	June 30,
(Dollars in thousands)	2003	2003	2002	2003	2002
Net (Loss) Income	$(576)	$10,418	$14,985	$9,842	$28,345

Other Comprehensive Income (Loss), Net of Tax:
Change in Unrealized Gains (Losses) on Available-For-Sale Investments:
Unrealized Holding Gains (Losses)	1,218	(1,378)	5,546	(162)	2,714
Reclassification Adjustment for Gains Included in Net Income	(703)	(1,326)	(434)	(2,027)	(514)
Other Comprehensive Income (Loss)	515	(2,704)	5,112	(2,189)	2,200
Comprehensive (Loss) Income	$(61)	$7,714	$20,097	$7,653	$30,545

CONDENSED BALANCE SHEETS

	June 30,	March 31,	June 30,
(Dollars in thousands, except par value and per share amounts)	2003	2003	2002
Assets:
Cash and Due from Banks	$238,202	$145,805	$231,247
Federal Funds Sold and Securities Purchased Under Agreement to Resell	305,609	353,182	154,869
Investment Securities	1,663,920	1,291,551	1,460,659
Loans:
Gross Loans	1,977,433	2,083,024	1,880,860
Unearned Income on Loans	(12,633)	(12,961)	(11,983)
Loans, Net of Unearned Income	1,964,800	2,070,063	1,868,877
Allowance for Loan Losses	(69,500)	(70,000)	(76,000)
Net Loans	1,895,300	2,000,063	1,792,877
Premises and Equipment	15,585	16,223	20,495
Goodwill	83,548	100,567	98,638
Accrued Interest Receivable and Other Assets	92,426	80,697	72,985
Total Assets	$4,294,590	$3,988,088	$3,831,770

Liabilities, Minority Interest and Stockholders’ Equity:
Liabilities:
Deposits:
Noninterest-Bearing Demand	$1,893,707	$1,769,916	$1,533,009
NOW	55,164	38,854	50,683
Money Market	1,029,987	892,138	792,089
Time	509,526	550,186	617,398
Total Deposits	3,488,384	3,251,094	2,993,179
Short-term Borrowings	9,264	9,196	41,734
Other Liabilities	115,551	61,020	42,573
Long-term Debt	163,057	17,538	26,105
Total Liabilities	3,776,256	3,338,848	3,103,591

Company Obligated Mandatorily Redeemable Trust Preferred Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures (Trust Preferred Securities)	38,718	39,247	38,780
Minority Interest	47,481	43,857	30,556
Stockholders’ Equity:
Common Stock, $0.001 Par Value	34	39	46
Additional Paid-In Capital	1,758	69,649	196,387
Retained Earnings	419,999	487,028	451,597
Unearned Compensation	(1,839)	(2,248)	(1,062)
Accumulated Other Comprehensive Income:
Net Unrealized Gains on Available-for-Sale Investments	12,183	11,668	11,875
Total Stockholders’ Equity	432,135	566,136	658,843
Total Liabilities, Minority Interest and Stockholders’ Equity	$4,294,590	$3,988,088	$3,831,770
Capital Ratios:
Total Risk-Based Capital Ratio	14.4%	15.2%	18.9%
Tier 1 Risk-Based Capital Ratio	9.9%	13.9%	17.6%
Tier 1 Leverage Ratio	9.8%	13.1%	15.7%
Average Stockholders’ Equity as a Percentage of Average Assets (1)	13.2%	14.8%	16.9%
Other Period End Statistics:
Book Value per Share	$12.53	$14.56	$14.43
Full-Time Equivalent Employees	980	985	997
Common Stock Outstanding	34,490,249	38,874,487	45,654,069

 (1) Represents quarterly average balances for each respective period.

AVERAGE BALANCES, RATES AND YIELDS

	For the three months ended June 30,
	2003			2002
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest-Earning Assets:
Federal Funds Sold and Securities Purchased Under Agreement to Resell (1)	$345,163	$1,129	1.3%	$122,718	$591	1.9%
Investment Securities:
Taxable	1,151,524	8,557	3.0	1,438,209	11,752	3.3
Non-taxable (2)	143,506	2,440	6.8	172,165	2,640	6.2
Loans:
Commercial	1,528,983	34,557	9.1	1,477,767	35,983	9.8
Real Estate Construction and Term	104,887	1,520	5.8	104,657	1,931	7.4
Consumer and Other	190,664	2,057	4.3	142,890	1,738	4.9
Total Loans	1,824,534	38,134	8.4	1,725,314	39,652	9.2
Total Interest-Earning Assets	3,464,727	50,260	5.8	3,458,406	54,635	6.3

Cash and Due From Banks	193,709			185,545
Allowance for Loan Losses	(72,436)			(73,641)
Goodwill	100,386			97,365
Other Asets	203,991			185,860
Total Assets	$3,890 377			$3,853,535

Funding Sources:
Interest-Bearing Liabilities:
NOW Deposits	$26,897	31	0.5	$40,836	60	0.6
Regular Money Market Deposits	277,872	424	0.6	289,130	713	1.0
Bonus Money Market Deposits	634,365	946	0.6	611,219	1,528	1.0
Time Deposits	522,807	989	0.8	608,726	1,861	1.2
Short-term Borrowings	9,450	69	2.9	41,570	266	2.6
Long-term Debt	84,716	247	1.2	25,975	210	3.2
Total Interest-bearing Liabilities	1,556,107	2,706	0.7	1,617,456	4,638	1.2
Portion of Noninterest-bearing Funding Sources	1,908,620			1,840,950
Total Funding Sources	3,464,727	2,706	0.3	3,458,406	4,638	0.5

Noninterest-Bearing Funding Sources:
Demand Deposits	1,675,387			1,480,929
Other Liabilities	74,569			39,305
Trust Preferred Securities (3)	38,708			38,657
Minority Interest	31,821			27,821
Stockholders’ Equity	513,785			649,367
Portion Used to Fund Interest-earning Assets	(1,908,620)			(1,840,950)
Total Liabilities, Minority Interest and Stockholders’ Equity	$3,890,377			$3,853,535

Net Interest Income and Margin		$47,554	5.5%		$49,997	5.8%

Total Deposits	$3,137,328			$3,030,840

(1)	Includes average interest-bearing deposits in other financial institutions of $1,824 and $0 for the three months ended June 30, 2003 and 2002, respectively.
(2)

Interest income on non-taxable investments is presented on a fully taxable-equivalent basis using the federal statutory rate of 35% in 2003 and 2002.  The tax equivalent adjustments were $854 and $924 for the three months ended June 30, 2003 and 2002, respectively.

(3)	The 8.25% annual distribution to SVB Capital I, which is a special-purpose trust formed for the purpose of issuing the trust preferred securities, is recorded as a component of noninterest expense.

CREDIT QUALITY

	June 30,	March 31,	June 30,
(Dollars in thousands)	2003	2003	2002
Nonperforming Assets:
Loans Past Due 90 days or More	$—	$—	$281
Nonaccrual Loans	16,674	19,124	19,167
Total Nonperforming Assets	$16,674	$19,124	$19,448

Nonperforming Loans as a Percentage of Total Gross Loans	0.8%	0.9%	1.0%
Nonperforming Assets as a Percentage of Total Assets	0.4%	0.5%	0.5%

Allowance for Loan Losses	$69,500	$70,000	$76,000
As a Percentage of Total Gross Loans	3.5%	3.4%	4.0%
As a Percentage of Nonaccrual Loans	416.8%	366.0%	396.5%
As a Percentage of Nonperforming Loans	416.8%	366.0%	390.8%